Exhibit 32.2

Certification of Principal Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with this Amended Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 (the “Report”) of Dynamic Shares Trust (the “Registrant”) and Dynamic Short Short-Term Volatility Futures ETF, as filed with the U.S. Securities and Exchange Commission on the date hereof, I, Xinyu Jiang, the Principal Financial and Accounting Officer of the Registrant, hereby certify, to the best of my knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: January 24, 2024	By:	/s/ Xinyu Jiang
	Name:	Xinyu Jiang
	Title:	Principal Financial Officer and Principal Accounting Officer
Dynamic Shares Trust